Exhibit 23.2(b)

Tetra Tech WEI, Inc.

March 28, 2014

TO:           Seabridge Gold Inc.

Ladies and Gentlemen:

Reference is made to the Annual Report on Form 40-F (the “40-F”) of Seabridge Gold Inc. (the “Company”), to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Exchange Act of 1934, as amended, and the Annual Information Form (the “AIF”) of the Company for the year ended December 31, 2013, which is being filed as an exhibit to and incorporated by reference in the 40-F.

I, Sabry Abdel Hafez, P. Eng., on behalf of myself and Tetra Tech WEI, Inc., hereby consent to the references to, and the information derived from, the following reports and to the references, as applicable, to my name and Tetra Tech WEI, Inc.’s name in connection with the following reports in the AIF and the 40-F:
•	Seabridge Gold Inc. - Courageous Lake Prefeasibility Study dated September 5, 2012; and
•	2012 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study dated June 22, 2012.

Yours truly,

/s/ Sabry Abdel Hafez
Sabry Abdel Hafez, P. Eng.